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                                                                   EXHIBIT 10.44



                 AMENDED AND RESTATED LOAN REPAYMENT AGREEMENT
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     This Amended and Restated Loan Repayment Agreement ("Agreement"), is
entered into as of August 10, 2000, among Salomon Smith Barney Inc. ("SSB") whose principal place of business is located at 388 Greenwich Street, New York, NY 10013, Stamps.com Inc. ("Company"), whose principal place of business is located at 3420 Ocean Park Boulevard, Suite 1040, Santa Monica, CA 90405, and John Payne ("Payne"), who resides at 660 Thalia Street, Laguna Beach, CA 92651.

WHEREAS, SSB has previously extended credit to Payne in the amount of $10.2 million pursuant to the requirements of Federal Reserve Board Regulation T and other applicable rules and regulations for margin accounts ("Margin Loan"), and such Margin Loan is collateralized by the shares of the Company's common stock ("Stock"), as well as other property (and the proceeds thereof) contained in a margin account maintained by Payne at SSB ("Margin Account"); and

WHEREAS, the parties previously had entered into that certain Loan Repayment Agreement dated as of April 13, 2000 (the "Prior Agreement"), which agreement shall be superseded in its entirety by this Agreement; and

WHEREAS, as of August 4, 2000, the Margin Account contained an outstanding debit of $7,020,431.70 (the "Current Margin Amount"); and

WHEREAS, Payne is the Company's Chairman and Chief Executive Officer; and


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WHEREAS, At SSB's request, the Company has deposited ten million dollars into an account at SSB in the Company's name ("Company Account") in order to provide SSB with additional security for the repayment of the Margin Loan (including accrued interest); and

WHEREAS, the parties wish to establish the obligations of the Company and Payne with respect to the repayment of the Margin Loan;

NOW, THEREFORE, in consideration of the parties' covenants contained herein, and intending to be legally bound by the terms and conditions of this Agreement, the parties agree as follows:

1.) The securities, cash, and other property contained in the Company Account, and the proceeds of such property (collectively, "Property"), shall be owned exclusively by the Company (and not by Payne) but may, under the circumstances described in Sections 2 and 4 of this Agreement, be used to repay all or part of the Margin Loan (including accrued interest, if any). While the Margin Loan remains outstanding, the Company may not withdraw any Property from the Company Account, or substitute securities or other property for the Property, without SSB's prior written consent. The Property may be invested only in a money market fund or overnight repurchase agreements relating to securities issued or guaranteed by the U.S.


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2.)  a)  If at the close of trading on Nasdaq on any business day on which the
Margin Loan remains outstanding, the market value of the securities, cash and other property contained in the Margin Account and the Company Account combined falls below sixty (60) percent of the margin amount the Client is required by applicable law or SSB policy to maintain (the "Margin Maintenance Level") while the Margin Loan is outstanding, the Company shall on the next business daydeposit a sufficient amount of additional Property in the Company Account to restore the Margin Account and the Company Account combined to the Margin Maintenance Level.

     b.) In the event the closing price on Nasdaq of the Stock is equal to or less than six (6) dollars per share in any three consecutive trading days, the Company may in its sole discretion, upon commencement of trading on the next business day and without prior notice to or demand upon Payne, direct SSB to liquidate and sell any or all of the property in the Margin Account (including the Stock) and apply the proceeds of such sale to the payment of the Margin Loan. The only officers of the Company authorized to direct SSB to liquidate and sell any or all of the property in the Margin Account (including the Stock) shall be the Company's Chief Financial Officer, Controller or Secretary (each an "Authorized Officer").

     c.) Commencing with the third fiscal quarter of 2000 and until such time as the Margin Loan is repaid in its entirety, Payne agrees to sell a minimum of 100,000 shares of Stock per fiscal quarter (the Company's fiscal year runs from January 1 to December 31), the proceeds of which must be applied to the repayment of the Margin Loan. The sale of the Stock must occur on or before the last trading day of the second month of each fiscal quarter (the "Required Sale Date"). In the event Payne does not direct the sale of the Stock prior to such Required Sale Date, SSB shall automatically sell 100,000 shares of Stock on the Required Sale Date without prior notice to or demand upon Payne and apply the proceeds of such sale solely to the payment of the Margin Loan. Nothing in this
Section 2(c) shall impair SSB's right at any time while the Margin Loan is outstanding to demand for any reason the immediate repayment of the Margin Loan (including accrued interest) in whole or in part. In the event the Margin Loan is not immediately repaid after a demand by SSB, SSB will be entitled as a creditor under a loan in default to exercise the remedies described in Section 4(c) and to withdraw, liquidate or sell the stock and other property in the Margin Account.

     d.) SSB shall have no recourse to any assets of the Company other than the Property in the Company Account in the event such proceeds (together with the proceeds from the sale of securities, cash and other property in the Margin Account) are not sufficient to repay the Margin Loan (including accrued interest, if any) in full. Nothing herein shall prevent SSB from having full recourse to all of


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Payne's personal assets to repay any unpaid amount of the Margin Loan (together with accrued interest, if any, and all costs of collection).

       e.) If at the close of trading on Nasdaq on any business day on which the Margin Loan remains outstanding, the price per share of the Stock equals or exceeds thirty (30) dollars, the Company shall be permitted to:

(i.)   withdraw from the Company Account up to (50) percent of the market value of the Property and such withdrawn amount shall cease to be security for the repayment of the Margin Loan; provided, however, that SSB may require the Company (no later than the next business day) to deposit additional Property into the Company Account in the event the market value of the securities, cash and other property in the Margin Account, and the market value of the property then remaining in the Company Account subsequently falls below the Margin Maintenance Level. Notwithstanding the foregoing, the Company may not be required to re-deposit into the Company Account an amount that exceeds its previous withdrawal[s] from the Company Account; and

(ii.) in its sole discretion, upon commencement of trading on the next business day and without prior notice to or demand upon Payne, direct SSB to liquidate and sell any or all of the property in the Margin Account (including the Stock) and apply the proceeds of such sale to the payment of the Margin Loan. The only officers of the Company authorized to direct SSB to liquidate and sell any or all of the property in the Margin Account (including the Stock) shall be the Authorized Officers.


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       f.)  Each party hereto agrees that the Margin Loan will solely consist of the Current Margin Amount, plus any interest that has accrued or may accrue thereon. Payne may not use any credit previously extended by SSB (except solely for purposes of accruing interest on the Current Margin Amount), nor will SSB extend Payne any additional credit, without the prior consent of the Board of Directors of the Company.

3.)    Each party represents and warrants to the other two parties that it has full authority to enter into this Agreement and to perform its obligations hereunder. In addition, the Company represents and warrants to SSB that while the Margin Loan is outstanding, (a) the Property in the Company Account is not subject to any lien, encumbrance or impediment to transfer, (b) it will not pledge or hypothecate the Property in the Company Account or grant a security interest in such Property to a third party, or permit the Property to be sold, transferred or become subject to any lien or encumbrance, and (c) in the event SSB liquidates and sells any Property in the Company Account consisting of securities, the Property will be readily transferable into "street name" in good deliverable form.

4.)    a.)  Any of the following events will be considered a "default" by the
Company and/or Payne under this Agreement: (i) any representation or warranty hereunder by the Company and/or Payne is incorrect in any material respect; (ii) the Company fails to perform any of its obligations hereunder in any material respect; (iii) the Company fails to comply with any applicable law, rule or regulation that prevents it from performing its obligations hereunder in any material respect; and (iv) a liquidator, receiver or trustee is appointed with respect to all or

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substantially all of the assets of Payne and/or the Company, or a bankruptcy petition is filed by or against Payne and/or the Company and in the case of a petition filed against Payne and/or the Company, the petition is not dismissed within sixty (60) business days after it is filed.

       b.) In the event a default occurs, SSB is authorized, in its sole discretion, to declare the Margin Loan to be immediately due and payable. In addition, in the event of a default by the Company under Section 4(a)(iv), SSB is authorized to liquidate, withdraw or sell the Property in the Company Account and apply it to the Margin Loan without prior notice to, or demand upon SSB's the Company or Payne. In addition, any sale may be made in SSB's sole discretion on the exchange or market where such business is then usually transacted, at public auction or private sale. All rights and remedies under this Agreement are cumulative and are in addition to all other rights and remedies that SSB may have at law or equity. Notwithstanding the foregoing and to the extent permitted by law, the Company and Payne expressly waive compliance with the provisions of
Section 202 of the New York Lien Law.

5.)    None of the parties shall be liable to the other parties for (a) any loss caused directly or indirectly by causes that are not within the party's reasonable control, including government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions commonly known as "Acts of God", or (b) any consequential, incidental, indirect or special damages, even if such damages are reasonably foreseeable.

6.)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws rules of such State.

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7.)  This Agreement may not be assigned by Payne or the Company without
SSB's written consent and shall be binding upon the heirs, executors, administrators, successors and permitted assigns (whichever is applicable) of the Company and/or Payne. SSB may assign this Agreement without the other parties' consent or prior notice to the other parties, to any of its affiliates or subsidiaries that are authorized by law to make margin loans, and this Agreement shall inure to the benefit of SSB's successors and assigns
(whether by merger, consolidation or otherwise).

8.) a.) Whenever the Margin Loan is repaid in full (including accrued interest, if any), the Company may withdraw any Property remaining in the Company Account that is not applied by SSB to such repayment. This Agreement will terminate upon the repayment of the Margin Loan and such withdrawal of Property from the Company Account.

     b.) This Agreement may be amended only in writing among the parties. If any provision of this Agreement is held to be invalid, illegal or unenforceable by reason of any law, rule, administrative order or judicial decision, such determination shall not affect the validity of the remaining provisions of this Agreement.

9.) This Agreement (including all exhibits) reflects the entire agreement between the parties concerning the subject matter of this Agreement and supersedes any other agreement (including, but not limited to, the Agreement of Guaranty and Cross Guaranty between the Company and SSB executed on April 13, 2000 and the Prior Agreement), promise, representation or undertaking, whether written or oral, concerning the subject matter of this Agreement. In the event of a conflict between the

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provisions of this Agreement and any other agreement among the parties, this
Agreement will govern.

10.) Without the necessity of a judicial determination, and whether or not litigation occurs, Payne and the Company hereby agree jointly and severally to indemnify and hold harmless SSB and its directors, officers, employees, agents and affiliates from any and all claims (whether or not meritorious), liabilities, judgments, damages, losses, costs and expenses of any nature whatsoever (including reasonable attorneys' fees and expenses) in any way related to or arising out of or in connection with a.) the obligations of Payne and the Company under this Agreement, and b.) the representations and warranties of Payne and/or the Company in this Agreement. This indemnification shall survive the termination of this Agreement and the payment of the Margin Loan.

11.)  ARBITRATION

 .  Arbitration is final and binding on the parties.

 . The parties are waiving their right to seek remedies in court, including the right to jury trial.

 . Pre-arbitration discovery is generally more limited than and different from court proceedings.

 . The arbitrators' award is not required to include factual findings or legal reasoning, and any party's rights to appeal or to seek modification of rulings by the arbitrators is strictly limited.

 . The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

The Company and Payne agree that all claims or controversies, whether such claims or controversies arose prior, on or subsequent to the date hereof, between the Company and Payne


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and SSB and/or any of its present or former officers, directors, or employees concerning or arising from (i) the Margin Loan and any other transaction involving SSB or any predecessor firms by merger, acquisition or other business combination, whether or not such transaction occurred in the Margin or Company Account, or (ii) the construction, performance or breach of this Agreement or any other agreement between the Company, Payne and SSB, or any duty arising from the business of SSB or otherwise, shall be determined by binding arbitration before, and only before, any self-regulatory organization or exchange of which SSB is a member. The Company and Payne may elect which of these arbitration forums shall hear the matter by sending a registered letter or telegram addressed to Salomon Smith Barney Inc. at 388 Greenwich Street, New York, NY 10013-2396, Attn: Law Department. If the Company and Payne fail to make such election and agree upon a single forum before the expiration of five (5) days after receipt of a written request from SSB to make such election, SSB shall have the right to choose the forum.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied, (ii) the class is decertified, or (iii) the customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.


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BY SIGNING BELOW, THE COMPANY AND PAYNE AGREE TO BE BOUND BY THE TERMS AND
CONDITIONS OF THIS AGREEMENT. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT SECTION 11.


/s/ John W. LaValle                        /s/ John Payne
------------------------------------       ------------------------------------
STAMPS.COM INC.                            JOHN PAYNE



By: John W. LaValle, EVP and CFO
    ---------------------------------------
[Print Name and Title of Authorized Official]


SALOMON SMITH BARNEY INC.



By: /s/ Salomon Smith Barney
    ---------------------------------------
[Print Name and Title of Authorized Official]


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